Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of CU Bancorp and subsidiaries of our report dated March 13, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of CU Bancorp and subsidiaries for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Los Angeles, CA

October 23, 2015